Exhibit 99.1

Rekor Systems, Inc. Reports Third Quarter of 2020 Financial Results

Highlights:

●
Third quarter 2020 gross revenue increased 40% to $2.1 million as compared to $1.5 million in the third quarter of 2019
●
Year-to-date revenue increased 60% to $6.4 million as compared to $4.0 million in the prior year
●
Retired the remaining balance of the Company’s high interest debt obligations
●
Raised $29.9 million in cash as part the Company’s At-the-Market Sales Agreement year-to-date

COLUMBIA, MD – November 9, 2020 - Rekor Systems, Inc, (REKR) (“Rekor”), a Maryland-based company providing real-time roadway intelligence through AI-driven decisions, today reported its unaudited financial results for the third quarter of 2020.

“Our results in the third quarter have demonstrated a remarkably high level of growth on a year-over-year basis,” said Eyal Hen, Chief Financial Officer, Rekor. “We believe this is a testament to the strategic realignment of the Company as it has intensified its focus on the longer-term drivers of demand from our commercial and government segments. Our sale of non-core assets in previous quarters positions us as a 100% technology focused organization with our eCommerce platform as a key channel. Rekor's go-to-market strategy intends to reach a global customer base with frictionless transactions and gives us great confidence moving forward.”

“We are pleased with our results for the third quarter, which demonstrate substantial ongoing year-over-year improvement across our markets, and margin expansion for each of our product and service areas,” said Robert A. Berman, President and CEO, Rekor. “These results are further validated by the announcement earlier today that the State of Oklahoma will integrate the Company’s Rekor One™ platform across the state to provide vehicle information associated with uninsured motorists as part of the state’s Uninsured Vehicle Enforcement Diversion (UVED) Program. Our unique ability to address this important concern is a direct result of years of farsighted engineering and the strength of our commitment to provide customers with cost effective solutions that make intelligent use of the most advanced technologies available.”

Since January 2020, Rekor has been selected by various resellers and formed partnerships with various companies, including Mastercard® and White Castle®, to use an array of AI based technologies in retail, public safety, and parking operations. The Company has used intensive machine learning for over three years in developing its current suite of differentiated product and service offerings and has recently filed for six patents based on these products and services.

In July of 2020, the Company completed an exchange offer for 77% of its 2019 Promissory Notes and paid off the remainder of this debt with cash in September of 2020, relieving the company of any significant debt obligations.

In November of 2020, Rekor and Vigilant Solutions, LLC agreed to resolve the district court litigation and intellectual property rights action between the parties pursuant to a confidential settlement agreement. Rekor will have no material effect from its obligations under the agreement.

Financial Summary

Third Quarter Results

Revenues

Revenue for the three months ended September 30, 2020 increased to $2.1 million, compared to $1.5 million for the three months ended September 30, 2019. This increase was a result of additional products the Company offered during the period as it continued expanding its technology offerings. The increase was also attributable in part to substantial completion of the implementation phase building infrastructure in connection with a large software and hardware contract in Florida, which generated up-front revenue, and to revenues earned through our eCommerce platform. Revenues earned from the eCommerce platform organically increased, $68,000 or 41%, to $235,000 from $167,000 for the three months ended September 30, 2019.

Revenue for the nine months ended September 30, 2020 increased to $6.4 million, compared to $4.0 million for the nine months ended September 30, 2019. This increase was primarily attributable to the expanded technology offerings and large contracts stated above, as well as the fact that operational results from our OpenALPR acquisition have only been included in our operations since March 2019. During the nine months ended September 30, 2020, revenue attributable to OpenALPR was recognized for the full nine-month period compared to only a six and half a month period in the corresponding period in 2019. Additionally, part of the growth in revenue for the nine months ended September 30, 2020 was attributable to revenues earned through our eCommerce platform which organically increased, $341,000 or 122%, to $621,000 from $280,000 for the nine months ended September 30, 2019.

Cost of Revenue, Gross Profit and Gross Margin

Gross profit for the three months ended September 30, 2020 and 2019 remained consistent at $1.1 million. The consistent gross profit was primarily attributable to building infrastructure in connection with large software and hardware contracts for the corresponding period.

Gross profit for the nine months ended September 30, 2020 increased to $3.6 million, compared to $2.8 million the nine months ended September 30, 2019. The increase in gross profit was primarily attributable to the increase in revenue for the corresponding period.

For the three and nine months ended September 30, 2020 the gross margin decreased to 54% and 57%, respectively, which was primarily attributable to building infrastructure in connection with large software and hardware contracts. These contracts included construction and assembly of fixtures for our vehicle recognition cameras and the infrastructure necessary to support database and communications operations on a shared basis with other municipalities. As this early stage, the cost of building the network is more costly than during later stages, and the initial margins for such early stage projects are lower than expected than for future operations that will be able to use the same infrastructure.

Loss from Operations

Operating loss for the three months ended September 30, 2020 increased to $3.4 million, compared to $2.5 million in the same period in 2019 and operating loss for the nine months ended September 30, 2020, increased to $8.7 million, compared to $5.3 million in the same period in 2019. The increase in the operating loss throughout the year is attributable mainly to the increased expenses in connection with the implementation of our go-to-market plan to develop and promote our technology products and services. Additionally, during the last nine months the Company brought on additional executives to support the Company’s growth plan and solidify the corporate structure.

Performance Obligations

As of September 30, 2020, we had approximately $16,459,000 of licensing and subscription contracts that were closed prior to September 30, 2020 but have a contractual subscription period beyond September 30, 2020. These subscription contracts generally cover a term of one to five years, in which the Company will recognize revenue ratably over the contract term. We currently expect to recognize approximately 27% of this amount over the succeeding twelve months, and the remainder is expected to be recognized over the following four years. On occasion our customers will prepay the full contract or a substantial portion of the contract. Amounts related to the prepayment of the subscription contract for a service period that is not yet met are recorded as part of our contract liabilities balance.

The table below reflects the 69% growth in the unaudited remaining contract value of licensing and subscription contracts from September 30, 2019 through September 30, 2020 (dollars in thousands):

$17,000
$16,000
$15,000
$14,000
$13,000
$12,000
$11,000
$10,000
$9,000
9/30/2019
12/31/2019
3/31/2020
6/30/2020
9/30/2020
VALUE

EBITDA and Adjusted EBITDA

We calculate EBITDA as net loss before interest, taxes, depreciation and amortization. We calculate Adjusted EBITDA as net loss before interest, taxes, depreciation and amortization, adjusted for (i) impairment of intangible assets, (ii) loss on extinguishment of debt, (iii) stock-based compensation, (iv) losses or gains on sales of subsidiaries, and (v) other unusual or non-recurring items. EBITDA and Adjusted EBITDA are not measurements of financial performance or liquidity under accounting principles generally accepted in the U.S. (“U.S. GAAP”) and should not be considered as an alternative to net earnings or cash flow from operating activities as indicators of our operating performance or as a measure of liquidity or any other measures of performance derived in accordance with U.S. GAAP. EBITDA and Adjusted EBITDA are presented because we believe they are frequently used by securities analysts, investors and other interested parties in the evaluation of a company’s ability to service and/or incur debt. However, other companies in our industry may calculate EBITDA and Adjusted EBITDA differently than we do.

The following table sets forth the components of the EBITDA and Adjusted EBITDA for the periods included (dollars in thousands):

	Three Months ended September 30,		Nine Months ended September 30,
	2020	2019	2020	2019
Net loss	$(6,667)	$(3,528)	$(10,860)	$(9,036)
Income taxes	7	12	20	35
Interest	218	1,182	2,468	2,724
Depreciation and amortization	497	418	1,386	957
EBITDA	$(5,945)	$(1,916)	$(6,986)	$(5,320)

Loss on extinguishment of debt	$3,081	$-	$3,281	$1,113
Share-based compensation	202	76	539	314
Gain on sale of business	-	-	(3,631)	-
Loss on sale of Secure Education	-	3	-	3
Adjusted EBITDA	$(2,662)	$(1,837)	$(6,797)	$(3,890)

Rekor has scheduled a conference call to discuss the third quarter results on Monday, November 9, 2020 at 4:00 P.M. (Eastern).

All interested parties may listen to a live webcast of the call at:

Online: https://www.webcaster4.com/Webcast/Page/2523/38459

By phone: Toll Free: 877-407-8033 or International: 201-689-8033

An archived webcast will also be available to replay this conference call directly from the Company’s website under Investors, Events & Presentations. Slides that accompany the conference call will be available on the Company’s website.

About Rekor Systems, Inc.

Rekor (Nasdaq: REKR) is a Maryland-based company providing real-time roadway intelligence through AI-driven decisions. Rekor provides commercial and government customers with actionable, real-time vehicle recognition data to enable informed decisions to be made faster and provide better outcomes. Rekor is transforming industries like Public Safety, Customer Experience and Smart Cities in more than 70 countries across the globe with smarter, quicker, cost-competitive vehicle recognition solutions for security, revenue discovery and recovery, public safety, electronic toll collection, brand loyalty, parking operations, logistics, and traffic management. We use the power of artificial intelligence to analyze video streams and transform them into AI-driven decisions by our clients. Our machine learning software can turn most IP cameras into highly accurate and affordable vehicle recognition devices used to help protect lives, increase brand loyalty and enhance operations and logistics, without the need to install expensive new infrastructure. We make what was once considered impossible, possible. To learn more please visit our website: https://rekor.ai.

Forward-Looking Statements

This press release includes statements concerning Rekor Systems, Inc. and its future expectations, plans and prospects that constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. For this purpose, any statements that are not statements of historical fact may be deemed to be forward-looking statements. In some cases, you can identify forward-looking statements by terms such as "may," "should," "expects," "plans," "anticipates," "could," "intends," "target," "projects," "contemplates," "believes," "estimates," "predicts," "potential," or "continue," by the negative of these terms or by other similar expressions. You are cautioned that such statements are subject to many risks and uncertainties that could cause future circumstances, events, or results to differ materially from those projected in the forward-looking statements, including the risks that actual circumstances, events or results may differ materially from those projected in the forward-looking statements, particularly as a result of various risks and other factors identified in our filings with the Securities and Exchange Commission. Important factors that could have such a result include a decline or weakness in general economic conditions, an outbreak of hostilities, the ongoing pandemic and responses thereto related to COVID-19, a decline or volatility in the securities markets or regulatory changes or other adverse developments with respect to the markets for the Company’s products and services or an inability to obtain adequate financing. All forward-looking statements contained in this press release speak only as of the date on which they were made and are based on management's assumptions and estimates as of such date. We do not undertake any obligation to publicly update any forward-looking statements, whether as a result of the receipt of new information, the occurrence of future events, or otherwise.

Company Contact:
Rekor Systems, Inc.
Eyal Hen
Chief Financial Officer
Phone: +1 (443) 545-7260
ehen@rekor.ai

Investor Relations Contact:
Rekor Systems, Inc.
Charles Degliomini
ir@rekor.ai

REKOR SYSTEMS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

	September 30, 2020	December 31, 2019
ASSETS
Current Assets
Cash and cash equivalents	$24,154	$1,075
Restricted cash and cash equivalents	573	461
Accounts receivable, net	966	776
Inventory	591	302
Note receivable, current portion	255	-
Other current assets, net	361	175
Current assets of discontinued operations	3	7,441
Total current assets	26,903	10,230
Long-term Assets
Property and equipment, net	554	442
Right-of-use lease assets, net	276	283
Goodwill	6,336	6,336
Intangible assets, net	7,429	8,244
Investments in unconsolidated companies	75	-
Note receivable, long-term	1,445	-
Long-term assets of discontinued operations	-	3,457
Total long-term assets	16,115	18,762
Total assets	$43,018	$28,992
LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)
Current Liabilities
Accounts payable and accrued expenses	$3,834	$3,678
Loan payable, current portion	370	-
Lease liability, short-term	232	148
Contract liabilities	1,234	749
Current liabilities of discontinued operations	114	5,757
Total current liabilities	5,784	10,332
Long-term Liabilities
Notes payable, long-term	976	20,409
Loan payable, long-term	504	-
Lease liability, long-term	60	161
Contract liabilities, long-term	936	775
Other long-term liabilities	10	10
Long term liabilities of discontinued operations	14	536
Total long-term liabilities	2,500	21,891
Total liabilities	8,284	32,223
Series A Cumulative Convertible Redeemable Preferred stock, $0.0001 par value, 505,000 shares authorized and 502,327 shares issued and outstanding as of September 30, 2020 and December 31, 2019, respectively	6,442	5,804
Commitments and Contingencies
Stockholders' Equity (Deficit)
Common stock, $0.0001 par value, 100,000,000 and 30,000,000 shares authorized, 32,911,854 and 21,595,653 shares issued and outstanding as of September 30, 2020 and December 31, 2019, respectively	3	2
Preferred stock, $0.0001 par value, 2,000,000 authorized, 505,000 shares designated as Series A and 240,861 shares designated as Series B as of September 30, 2020 and December 31, 2019, respectively	-	-
Series B Cumulative Convertible Preferred stock, $0.0001 par value, 240,861 shares authorized, issued and outstanding as of September 30, 2020 and December 31, 2019, respectively	-	-
Additional paid-in capital	68,117	19,371
Accumulated deficit	(39,828)	(28,408)
Total stockholders’ equity (deficit)	28,292	(9,035)
Total liabilities and stockholders’ equity (deficit)	$43,018	$28,992

REKOR SYSTEMS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months ended September 30,		Nine Months ended September 30,
	2020	2019	2020	2019
Revenue	$2,126	$1,536	$6,399	$3,962
Cost of revenue	984	390	2,753	1,152
Gross profit	1,142	1,146	3,646	2,810

Operating expenses:
General and administrative expenses	3,168	2,600	8,896	6,259
Selling and marketing expenses	560	587	1,356	1,081
Research and development expenses	781	450	2,143	757
Operating expenses	4,509	3,637	12,395	8,097

Loss from operations	(3,367)	(2,491)	(8,749)	(5,287)
Other income (expense):
Loss on extinguishment of debt	(3,081)	-	(3,281)	(1,113)
Interest expense	(218)	(1,182)	(2,468)	(2,724)
Other income	6	157	27	123
Gain on sale of business	-	-	3,631	-
Total other expense	(3,293)	(1,025)	(2,091)	(3,714)
Loss before income taxes	(6,660)	(3,516)	(10,840)	(9,001)
Income tax provision	(7)	(12)	(20)	(35)
Net loss from continuing operations	$(6,667)	$(3,528)	$(10,860)	$(9,036)
Net loss from discontinued operations	(2)	(100)	(215)	(2,392)
Net loss	$(6,669)	$(3,628)	$(11,075)	$(11,428)
Loss per common share from continuing operations - basic and diluted	(0.26)	(0.19)	(0.52)	(0.51)
Loss per common share discontinued operations - basic and diluted	-	(0.01)	(0.01)	(0.12)
Loss per common share - basic and diluted	$(0.26)	$(0.20)	$(0.53)	$(0.63)

Weighted average shares outstanding
Basic and diluted	26,907,069	19,878,518	22,781,807	19,592,679